Exhibit (j) under Form N-1A
                                              Exhibit (23) under Item 601Reg.S-K






INDEPENDENT AUDITORS' CONSENT

To the Trustees and Shareholders of
Federated Limited Duration Government Fund, Inc.
(formerly Federated Adjustable Rate U.S. Government Fund, Inc.):

     We consent to the incorporation by reference in this Post-Effective Amendment No.17 to Registration 33-41004 of Federated Limited Duration Government Fund, Inc. (formerly Federated Adjustable Rate U.S. Government Fund, Inc.) of our report dated April 14, 2000 and to the references to us under the heading "Financial Highlights" in such Federated Limited Duration Government Fund, Inc. Institutional Service Shares Prospectus and "Independent Public Accountants" in such Federated Limited Duration Government Fund, Inc. Statement of Additional Information.




                                                /S/ DELOITTE & TOUCHE LLP
                                                -------------------------
                                                Deloitte & Touche LLP
Boston, Massachusetts
July 6, 2000